EXHIBIT 21


Subsidiaries of the Company

The following is a list of the Company's subsidiaries as of August 15, 2006:

                                         Country of           Portion of
Name of Significant Subsidiary           Incorporation        Ownership Interest
------------------------------           -------------        ------------------

Eagle Shipping International (USA) LLC   Marshall Islands     100%
Condor Shipping LLC                      Marshall Islands     100%
Hawk Shipping LLC                        Marshall Islands     100%
Falcon Shipping LLC                      Marshall Islands     100%
Harrier Shipping LLC                     Marshall Islands     100%
Osprey Shipping LLC                      Marshall Islands     100%
Kite Shipping LLC                        Marshall Islands     100%
Sparrow Shipping LLC                     Marshall Islands     100%
Griffon Shipping LLC                     Marshall Islands     100%
Shikra Shipping LLC                      Marshall Islands     100%
Peregrine Shipping LLC                   Marshall Islands     100%
Cardinal Shipping LLC                    Marshall Islands     100%
Heron Shipping LLC                       Marshall Islands     100%
Merlin Shipping LLC                      Marshall Islands     100%
Jaeger Shipping LLC                      Marshall Islands     100%
Kestrel Shipping LLC                     Marshall Islands     100%
Tern Shipping LLC                        Marshall Islands     100%
Kittiwake Shipping LLC                   Marshall Islands     100%
Oriole Shipping LLC                      Marshall Islands     100%
Robin Shipping LLC                       Marshall Islands     100%
Eagle Bulk (Delaware) LLC                United States        100%
                                         (Delaware)